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                                                                   Exhibit 99.08

               [LETTERHEAD OF MORGAN STANLEY & CO. INCORPORATED]

Board of Directors
PRI Automation, Inc.
800 Middlesex Turnpike
Billerica, Massachusetts 01821


Members of the Board:

     We hereby consent to the use in the Registration Statement of Brooks Automation, Inc. ("Brooks") on Form S-4 and in the Joint Proxy Statement/Prospectus of Brooks and PRI Automation, Inc., which is part of the Registration Statement, of our opinion dated October 23, 2001 appearing as Appendix F to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary", "Brooks and PRI Proposal No. 1 - Approval of Adoption of the Merger Agreement and the Merger -- The Merger -- Background of the Merger", "Brooks and PRI Proposal No. 1 - Approval of Adoption of the Merger Agreement and the Merger -- The Merger - PRI's Reasons for the Merger and Recommendation of PRI's Board of Directors" and "Brooks and PRI Proposal No. 1 - Approval of Adoption of the Merger Agreement and the Merger -- The Merger -- Opinion of PRI's Financial Advisor". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                                             MORGAN STANLEY & CO. INCORPORATED

                                             By: /s/ Cordell G. Spencer
                                                 --------------------------
                                                 Cordell G. Spencer
                                                 Managing Director


New York, NY
December 18, 2001